 Exhibit 32

Written Statement of the Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Quad/Graphics, Inc. (the “Company”), hereby certify, based on our knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2013 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ J. Joel Quadracci
J. Joel Quadracci
Chairman, President and Chief Executive Officer

/s/ John C. Fowler
John C. Fowler
Executive Vice President and Chief Financial Officer

Date: February 27, 2014